UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 4, 2008

ZVUE Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 4, 2008, Mr. Ulysses S. Curry joined the board of directors of ZVUE Corporation (the “Company”) as well as its Audit, Compensation and Governing committees.

The company has also approved, effective August 4, 2008, the appointment of its current board member, Mr. Robert Austrian, to the Company’s Audit committee.

Mr. Curry has over twenty five years of corporate lending and financing experience as a credit officer and analyst with several of the largest US banks and financial services companies -including Bank of America, Citicorp, Xerox Credit Corporation, and ITT Capital: and, has completed institutional financings exceeding $800 million in alternative energy projects, medical devices, health care, technology, and commercial real estate investments to development stage, emerging growth, and middle market companies. Mr. Curry is formerly Chief Financial Officer of Accuray Incorporated (NASDAQ:ARAY), a medical device company, where he helped to restructure the company’s equity, raised additional capital to support growth, and directed operations enabling the company to meet its operating and financial objectives at a critical period in the company’s development. Mr. Curry holds a MBA with an emphasis in Finance from the University of Wisconsin - Madison, and a BA degree in Economics from Bishop College, Dallas, Texas.

Item 8.01	Other Events

On August 5, 2008, the Company issued a press release announcing the appointment of Mr. Curry, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION
Date: August 5, 2008
	By:	/s/ Jeff Oscodar
Jeff Oscodar
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated August 5, 2008